                                           MERCANTILE MUTUAL FUNDS
                                           INVESTOR SHARES
[PHOTO]
                                           Prospectus
                                           March 31, 2000

                                           TAXABLE BOND PORTFOLIOS
                                           U.S.Government Securities Portfolio
                                           Intermediate Corporate Bond Portfolio
                                           Bond Index Portfolio
                                           Government & Corporate Bond Portfolio

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.


[LOGO OF FIRSTAR]

                                    Contents

                   Introduction
--------------------------------------------------------------
                    3  Overview
                   Risk/Return Summary
--------------------------------------------------------------
                    4  U.S. Government Securities Portfolio
                    9  Intermediate Corporate Bond Portfolio
                   14  Bond Index Portfolio
                   19  Government & Corporate Bond Portfolio
                   24  Additional Information on Risk
                   Your Account
--------------------------------------------------------------
                   25  Distribution Arrangements/Sales Charges
                   30  Explanation of Sales Price
                   31  How to Buy Shares
                   32  How to Sell Shares
                   33  Investor Programs
                   35  General Transaction Policies
                   Distributions and Taxes
--------------------------------------------------------------
                   36  Dividends and Distributions
                   37  Taxation
                   Management of the Fund
--------------------------------------------------------------
                   38  The Adviser
                   Financial Highlights
--------------------------------------------------------------
                   39  Introduction
                   40  U.S. Government Securities Portfolio
                   42  Intermediate Corporate Bond Portfolio
                   43  Bond Index Portfolio
                   44  Government & Corporate Bond Portfolio

Introduction                                                        Overview

                 This prospectus describes the Mercantile Taxable Bond Portfolios, four investment portfolios offered by Mercantile Mutual Funds, Inc. (the "Fund"). On the following pages, you will find important information about each Portfolio, including:
                 . A description of the Portfolio's investment objective
                   (sometimes referred to as its goal);
                 . The Portfolio's principal investment strategies (the steps it takes to try to meet its goal);
                 . The principal risks associated with the Portfolio (factors that may prevent it from meeting its goal);
                 . The Portfolio's past performance (how successful it's been in meeting its goal); and
                 . The fees and expenses (including sales charges) you pay as an investor in the Portfolio.

Who May Want     The Mercantile Taxable Bond Portfolios may be appropriate for
to Invest in     investors who seek current income from their investments
the              greater than that normally available from a money market fund
Mercantile       and can accept fluctuations in price and yield. The
Taxable Bond     Portfolios may not be appropriate for investors who are
Portfolios?      investing for long-term capital appreciation.

                 Before investing in a Portfolio, you should carefully consider:
                 . Your own investment goals
                 . The amount of time you are willing to leave your money
                   invested
                 . How much risk you are willing to take.

The              Firstar Investment Research & Management Company, LLC, which
Investment       is referred to in this prospectus as "FIRMCO" or the
Adviser          "Adviser," serves as the investment adviser to each
                 Portfolio. FIRMCO is a subsidiary of Firstar Corporation, a banking and financial services organization.

                 An investment in the Portfolios is not a deposit of Firstar Bank, N.A. and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money by investing in the Portfolios.

Risk/Return Summary                        U.S. Government Securities Portfolio

[LOGO OF RISK/RETUURN SCALE]

--------------------------------------------------------------------------------
Repurchase agreements are transactions in which a Portfolio buys securities from a seller (usually a bank or broker-dealer) who agrees to buy them back from the Portfolio on a certain date and at a certain price.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Mortgage-backed securities are certificates representing ownership interests in a pool of mortgage loans, and include those issued by the Government National Mortgage Association ("Ginnie Maes"), the Federal National Mortgage Association ("Fannie Maes") and the Federal Home Loan Mortgage Corporation ("Freddie
Macs").
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Portfolio Manager

David A. Bethke is the person primarily responsible for the day-to-day management of the Portfolio. Mr. Bethke, Senior Associate, has been with FIRMCO and its affiliates since 1987 and has eight years of prior investment experience. He has managed the Portfolio since it commenced operations in 1988.
--------------------------------------------------------------------------------
Investment Objective

The Portfolio's investment objective is to seek a high rate of current income that is consistent with relative stability of principal.

Principal Investment Strategies

The Portfolio normally invests at least 65% of its total assets in debt obligations issued or guaranteed by the U.S. Government and its agencies, including U.S. Treasury bonds, notes and bills, as well as in repurchase agreements backed by such obligations. The Portfolio also invests in mortgage-backed securities issued by U.S. Government-sponsored entities such as Ginnie Maes, Fannie Maes, and Freddie Macs. The remaining maturity (i.e., length of time until an obligation must be repaid) of the obligations held by the Portfolio will vary from one to 30 years. Under normal conditions, however, the Adviser does not expect the Portfolio's average weighted maturity to exceed 10 years when adjusted for the expected average life of any mortgage-backed securities held by the Portfolio.

Principal Risk Considerations

The prices of debt securities tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.

Changes in interest rates may also cause certain debt securities held by the Portfolio, including mortgage-backed securities, to be paid off much sooner or later than expected. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Portfolio may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease, and the Portfolio may suffer from the inability to invest in higher-yielding securities.

The value of debt securities also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations, the value of its debt securities will fall. Securities issued or guaranteed by the U.S. Government and its agencies have historically involved little risk of loss of principal if held to maturity. Certain U.S. Government securities, such as Ginnie Maes, are supported by the full faith and credit of the U.S. Treasury. Others, such as Freddie Macs, are supported by the right of the issuer to borrow from the U.S. Treasury.

Risk/Return Summary                        U.S. Government Securities Portfolio

Other securities, such as Fannie Maes, are supported by the discretionary authority of the U.S. Government to purchase certain obligations of the issuer, and still others are supported by the issuer's own credit.

Repurchase agreements carry the risk that the other party may not fulfill its obligations under the agreement.

The Adviser evaluates the rewards and risks presented by all securities purchased by the Portfolio and how they may advance the Portfolio's investment objective. It is possible, however, that these evaluations will prove to be inaccurate.

Risk/Return Summary                         U.S. Government Securities Portfolio

Return History

The bar chart and table on this page show the Portfolio's annual returns and long-term performance, thereby giving some indication of the risk of investing in the Portfolio. The bar chart shows how the performance of the Portfolio's Investor A Shares has varied from year to year. The table shows how the Portfolio's average annual returns for one year, five years, ten years and since inception compare to those of a broad-based market index. Both the bar chart and table assume reinvestment of all dividends and distributions. The Portfolio's past performance does not necessarily indicate how it will perform in the future.

--------------------------------------------------------------------------------
Know your index

The Lehman Brothers Intermediate Government Bond Index is an unmanaged index which tracks the performance of intermediate-term U.S. Government bonds.
--------------------------------------------------------------------------------
   Investor A Shares
   Year-by-Year Total Returns
   (as of December 31 each year)

                                   [GRAPH]
                              1990     11.04%
                              1991     13.98%
                              1992      5.48%
                              1993      8.77%
                              1994     -2.74%
                              1995     14.95%
                              1996      3.01%
                              1997      6.37%
                              1998      6.43%
                              1999      0.69%

The returns for Investor B Shares differed from the returns shown in the bar chart because the two classes bear different expenses. The bar chart does not reflect any sales charges on purchases of the Portfolio's Investor A Shares. If sales charges were included, returns would be lower than those shown.

     Best quarter:   5.40% for the quarter ending September 30, 1991
     Worst quarter:  -2.60% for the quarter ending March 31, 1994

    ---------------------------------------------------------------------------

             Average Annual Total Returns
               for the periods ended December 31, 1999
            -------------------------------------------------------------------

                                                  1      5    10     Since
                                                 Year  Years Years Inception
                                    ----------------------------------------
  Investor A Shares
  (with 4.00% sales charge)                     -3.36% 5.32% 6.23% 6.53%/1/
                                    ----------------------------------------
  Investor B Shares
  (with applicable contingent
  deferred sales charge)                        -4.60%   N/A   N/A 4.01%/1/
                                    ----------------------------------------
  Lehman Brothers Intermediate
   Government Bond Index                         0.49% 6.93% 7.10% 7.55%/2/
                                                                   6.24%/3/
----------------------------------------------------------------------------

 /1/ June 2, 1988 for Investor A Shares; May 11, 1995 (data of initial public investment) for Investor B Shares.
 /2/ May 31, 1988.
 /3/ April 30, 1995.

Risk/Return Summary                        U.S. Government Securities Portfolio

The table on this page shows the fees and expenses that you pay if you buy and hold Investor A Shares or Investor B Shares of the U.S. Government Securities Portfolio.
      Fees and Expenses

  Shareholder Fees                                            Investor Investor
  (fees you pay directly)                                     A Shares B Shares
  Maximum sales charge (load) to buy shares, shown as a % of the offering
  price                                                       4.00%/1/     None
 ------------------------------------------------------------------------------
  Maximum deferred sales charge (load) shown as a % of the
  offering price or sale price, whichever is less                 None 5.00%/2/

  Annual Portfolio Operating Expenses
  (expenses that are deducted from the       Investor Investor
  Portfolio's assets)                        A Shares B Shares
  Management Fees                                .45%     .45%
 -------------------------------------------------------------
  Distribution (12b-1) and Service Fees          .30%    1.00%
 -------------------------------------------------------------
  Other Expenses                              .34%/3/  .34%/3/
 -------------------------------------------------------------
  Total Annual Portfolio Operating Expenses  1.09%/3/ 1.79%/3/
--------------------------------------------------------------

 /1/ Reduced sales charges may be available. See "Distribution
     Arrangements/Sales Charges" below.
 /2/ This amount applies if you sell your shares in the first year after purchase and gradually declines until it is eliminated after six years. After six years, your Investor B Shares will automatically convert to Investor A Shares. See "Distribution Arrangements/Sales Charges" below.
 /3/ Other Expenses and Total Annual Portfolio Operating Expenses for the
     Portfolio's Investor A Shares and Investor B Shares for the current fiscal year are expected to be less than the amounts shown above because certain of the Portfolio's service providers are voluntarily waiving a portion of their fees and/or reimbursing the Portfolio for certain other expenses. These fee waivers and/or reimbursements are being made in order to keep the annual fees and expenses for the Portfolio's Investor A Shares and Investor B Shares at certain levels. Other Expenses and Total Annual Portfolio Operating Expenses, after taking these fee waivers and expense reimbursements into account, are expected to be .24% and .99%, respectively, for Investor A Shares and .24% and 1.69%, respectively, for Investor B Shares. These fee waivers and expense reimbursements may be revised or cancelled at any time.

Risk/Return Summary                       U.S. Government Securities Portfolio

This example will help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The example assumes that you invest $10,000 for the time periods shown, reinvest all of your dividends and distributions, and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, the Portfolio's operating expenses remain the same and your Investor B Shares automatically convert to Investor A Shares after six years. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

      Example

                                                        1     3     5      10
                                                       Year Years Years  Years
  Investor A Shares                                    $507 $733  $  977 $1,676
 ------------------------------------------------------------------------------
  Investor B Shares                                    $682 $863  $1,170 $1,752
  If you hold Investor B Shares, you would pay the
  following expenses if you did not sell your shares:  $182 $563  $  970 $1,752
-------------------------------------------------------------------------------

Risk/Return Summary                       Intermediate Corporate Bond Portfolio

--------------------------------------------------------------------------------
Investment grade debt securities are those of medium credit quality or better as determined by a national rating agency, such as Standard & Poor's Ratings Group (debt securities rated in the four highest rating categories, i.e. BBB or higher) and Moody's Investors Service, Inc. (debt securities rated in the four highest rating categories, i.e. Baa or higher). The higher the credit rating, the less likely it is that the issuer of the securities will default on its principal and interest payments.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Average weighted maturity gives you the average time until all debt securities in a Portfolio come due or mature. It is calculated by averaging the time to maturity of all debt securities held by a Portfolio with each maturity "weighted" according to the percentage of assets it represents.
--------------------------------------------------------------------------------
Investment Objective

The Portfolio's investment objective is to seek as high a level of current income as is consistent with preservation of capital.

Principal Investment Strategies

The Portfolio normally invests at least 65% of its total assets in corporate debt obligations. These include obligations that are issued by U.S. and foreign business corporations and obligations issued by agencies, instrumentalities or authorities that are organized as corporations by the United States, by states or political subdivisions of the United States, or by foreign governments or political subdivisions. The Portfolio also invests in obligations issued or guaranteed by U.S. or foreign governments, their agencies and instrumentalities and in mortgage-backed securities, including Ginnie Maes, Fannie Maes and Freddie Macs.

The Portfolio may only purchase investment grade debt obligations. Under normal market conditions, however, the Portfolio intends to invest at least 65% of its total assets in debt obligations rated in one of the three highest rating categories. Unrated debt obligations will be purchased only if they are determined by the Adviser to be at least comparable in quality at the time of purchase to eligible rated securities. Occasionally, the rating of a security held by the Portfolio may be downgraded to below investment grade. If that happens, the Portfolio does not have to sell the security unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Portfolio.

In making investment decisions, the Adviser will consider a number of factors including current yield, maturity, yield to maturity, anticipated changes in interest rates, and the overall quality of the investment. The Portfolio's average weighted maturity will generally be between three and ten years.

Risk/Return Summary                      Intermediate Corporate Bond Portfolio

--------------------------------------------------------------------------------
Portfolio Manager

David A. Bethke is the person primarily responsible for the day-to-day management of the Portfolio. Mr. Bethke, Senior Associate, has been with FIRMCO and its affiliates since 1987 and has eight years of prior investment experience. He has managed the Portfolio since it commenced operations in 1997.
--------------------------------------------------------------------------------

Principal Risk Considerations

The prices of debt securities tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.

Changes in interest rates also may cause certain debt securities held by the Portfolio, including callable securities and mortgage-backed securities, to be paid off much sooner or later than expected. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Portfolio may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease, and the Portfolio may suffer from the inability to invest in higher-yielding securities.

The value of debt securities also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities will fall.

Foreign investments may be riskier than U.S. investments because of currency exchange rate volatility, government restrictions, different accounting standards and political instability. In addition, investments in foreign securities may involve higher costs than investments in U.S. securities, including higher transaction and custody costs as well as the imposition of additional taxes by foreign governments.

The Adviser evaluates the rewards and risks presented by all securities purchased by the Portfolio and how they may advance the Portfolio's investment objective. It is possible, however, that these evaluations will prove to be inaccurate.

Risk/Return Summary                    Intermediate Corporate Bond Portfolio

Return History

The bar chart and table on this page show the Portfolio's annual returns and long-term performance, thereby giving some indication of the risk of investing in the Portfolio. The bar chart shows how the performance of the Portfolio's Investor A Shares has varied from year to year. The table shows how the Portfolio's average annual returns for one year and since inception compare to those of a broad-based market index. Both the bar chart and table assume reinvestment of all dividends and distributions. The Portfolio's past performance does not necessarily indicate how it will perform in the future.

--------------------------------------------------------------------------------
Know your index

The Lehman Brothers Intermediate Corporate Bond Index is an unmanaged index which tracks the performance of intermediate-term U.S. corporate bonds.
--------------------------------------------------------------------------------
   Investor A Shares
   Year-by-Year Total Returns
   (as of December 31 each year)

                                [GRAPH]
                             1998     8.79%
                             1999    -2.56%

 The bar chart does not reflect any sales charges on purchases of the Portfolio's Investor A Shares. If sales charges were included, returns would be lower than those shown.

     Best quarter:   5.25% for the quarter ending September 30, 1998
     Worst quarter:  -1.49% for the quarter ending June 30, 1999

    ---------------------------------------------------------------------------

             Average Annual Total Returns
             for the periods ended December 31, 1999
            -------------------------------------------------------------------

                                                              Since
                                                     1 Year Inception
                                    ---------------------------------
  Investor A Shares
  (with 4.00% sales charge)                          -6.47% 3.15%/1/
                                    ---------------------------------
  Lehman Brothers Intermediate
  Corporate Bond Index                                0.16% 5.55%/2/
---------------------------------------------------------------------

 /1/ February 10, 1997.
 /2/ January 31, 1997.

Risk/Return Summary                       Intermediate Corporate Bond Portfolio

The table on this page shows the fees and expenses that you pay if you buy and hold Investor A Shares of the Intermediate Corporate Bond Portfolio.
      Fees and Expenses

  Shareholder Fees
  (fees you pay directly)                Investor A Shares
  Maximum sales charge (load) to buy
  shares, shown as a % of the offering
  price                                      4.00%/1/
 ---------------------------------------------------------
  Maximum deferred sales charge (load)
  shown as a % of the offering price or
  sale price, whichever is less                  None

  Annual Portfolio Operating Expenses
  (expenses that are deducted from the
  Portfolio's assets)                        Investor A Shares
  Management Fees                                    .55%
 -------------------------------------------------------------
  Distribution (12b-1) and Service Fees              .30%
 -------------------------------------------------------------
  Other Expenses                                  .34%/2/
 -------------------------------------------------------------
  Total Annual Portfolio Operating Expenses      1.19%/2/
--------------------------------------------------------------


 /1/ Reduced sales charges may be available. See "Distribution
     Arrangements/Sales Charges" below.
 /2/ Other Expenses and Total Annual Portfolio Operating Expenses for the
     Portfolio's Investor A Shares for the current fiscal year are expected to be less than the amounts shown above because certain of the Portfolio's service providers are voluntarily waiving a portion of their fees and/or reimbursing the Portfolio for certain other expenses. These fee waivers and/or reimbursements are being made in order to keep the annual fees and expenses for the Portfolio's Investor A Shares at a certain level. Other Expenses and Total Annual Portfolio Operating Expenses, after taking these fee waivers and expense reimbursements into account, are expected to be .24% and 1.09%, respectively, for Investor A Shares. These fee waivers and expense reimbursements may be revised or cancelled at any time.

Risk/Return Summary                       Intermediate Corporate Bond Portfolio

This example will help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The example assumes that you invest $10,000 for the time periods shown, reinvest all of your dividends and distributions, and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

      Example

                      1     3     5      10
                     Year Years Years  Years
  Investor A Shares  $516 $763  $1,028 $1,785
---------------------------------------------

Risk/Return Summary                                   Bond Index Portfolio

--------------------------------------------------------------------------------
Indexing is a strategy whereby a Portfolio attempts to weight its securities to match those of a broadly-based securities index in an attempt to approximate the index's performance.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The Lehman Brothers Aggregate Bond Index is an unmanaged index made up of
Lehman Brothers' Government/Corporate Bond Index, its Mortgage Backed
Securities Index and its Asset Backed Securities Index. Lehman Brothers, Inc. does not endorse any securities in the Lehman Brothers Aggregate Bond Index and is not a sponsor of, or affiliated in any way with, the Portfolio.
--------------------------------------------------------------------------------
Investment Objective

The Portfolio's investment objective is to seek to provide investment results that, before deduction of operating expenses, approximate the price and yield performance of U.S. Government, mortgage-backed, asset-backed and corporate debt securities as represented by the Lehman Brothers Aggregate Bond Index, which is referred to in this prospectus as the "Lehman Aggregate."

The Portfolio's investment objective can be changed by the Fund's Board of Directors without shareholder approval. Shareholders will be given at least 30 days' written notice before any such change occurs.

Principal Investment Strategies

The Portfolio uses an "indexing" strategy through the use of computer models to approximate the investment performance of the Lehman Aggregate. The Adviser generally selects securities for the Portfolio on the basis of their weightings in the Lehman Aggregate and will only purchase a security for the Portfolio that is included in the Lehman Aggregate at the time of such purchase. Because of the large number of securities listed in the Lehman Aggregate, the Portfolio cannot invest in all of them. Instead, the Portfolio holds a representative sample of approximately 100 of the securities in the Lehman Aggregate, selecting one or two securities to represent an entire "class" or type of security in the Lehman Aggregate. The Portfolio will invest substantially all (but not less than 80%) of its total assets in securities listed in the Lehman Aggregate.

The Portfolio's average weighted maturity will vary from time to time depending on the maturity of the securities in the Lehman Aggregate. Under normal conditions, however, the Adviser does not expect the Portfolio's average weighted maturity to exceed nine years.

Under normal market conditions, it is expected that the quarterly performance of the Portfolio, before expenses, will track the performance of the Lehman Aggregate within a .95 correlation coefficient.

Risk/Return Summary                                     Bond Index Portfolio

Principal Risk Considerations

The prices of debt securities tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.

Changes in interest rates also may cause certain debt securities held by the Portfolio, including callable securities and mortgage-backed securities, to be paid off much sooner or later than expected. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Portfolio may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease, and the Portfolio may suffer from the inability to invest in higher-yielding securities.

The value of debt securities also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities will fall.

There is the additional risk that the Portfolio will fail to match the investment results of the Lehman Aggregate as a result of shareholder purchase and redemption activity, transaction costs, expenses and other factors.

Risk/Return Summary                                         Bond Index Portfolio

Return History

The bar chart and table on this page show the Portfolio's annual returns and long-term performance thereby giving some indication of the risk of investing in the Portfolio. The bar chart shows how the performance of the Portfolio's Investor A Shares has varied from year to year. The table shows how the Portfolio's average annual returns for one year and since inception compare to those of the Lehman Aggregate. Both the bar chart and table assume reinvestment of all dividends and distributions. The Portfolio's past performance does not necessarily indicate how it will perform in the future.

   Investor A Shares
   Year-by-Year Total Returns
   (as of December 31 each year)

                                 [GRAPH]
                              1998     8.60%
                              1998    -1.81%

 The bar chart does not reflect any sales charges on purchases of the Portfolio's Investor A Shares. If sales charges were included, returns would be lower than those shown.

     Best quarter:   4.60% for the quarter ending September 30, 1998
     Worst quarter:  -1.08% for the quarter ending June 30, 1999

    ---------------------------------------------------------------------------

             Average Annual Total Returns
             for the periods ended
             December 31, 1999
            -------------------------------------------------------------------

                             1 Year  Since Inception
                             -----------------------
  Investor A Shares
  (with 4.00% sales charge)  -5.71%     3.52%/1/
                             -----------------------
  Lehman Aggregate           -0.82%     3.82%/2/
----------------------------------------------------

 /1/ February 10, 1997.
 /2/ January 31, 1997.

Risk/Return Summary                                      Bond Index Portfolio

The table on this page shows the fees and expenses that you pay if you buy and hold Investor A Shares of the Bond Index Portfolio.

      Fees and Expenses

  Shareholder Fees
  (fees you pay directly)                Investor A Shares
  Maximum sales charge (load)
  to buy shares, shown as a % of
  the offering price                         4.00%/1/
 ---------------------------------------------------------
  Maximum deferred sales charge (load)
  shown as a % of the offering price or
  sale price, whichever is less                None

  Annual Portfolio Operating Expenses
  (expenses that are deducted from the
  Portfolio's assets)                        Investor A Shares
  Management Fees                                  .30%
 -------------------------------------------------------------
  Distribution (12b-1) and Service Fees            .30%
 -------------------------------------------------------------
  Other Expenses                                   .33%/2/
 -------------------------------------------------------------
  Total Annual Portfolio Operating Expenses        .93%/2/
--------------------------------------------------------------

 /1/ Reduced sales charges may be available. See "Distribution
     Arrangements/Sales Charges" below.
 /2/ Other Expenses and Total Annual Portfolio Operating Expenses for the
     Portfolio's Investor A Shares for the current fiscal year are expected to be less than the amounts shown above because certain of the Portfolio's service providers are voluntarily waiving a portion of their fees and/or reimbursing the Portfolio for certain other expenses. These fee waivers and/or reimbursements are being made in order to keep the annual fees and expenses for the Portfolio's Investor A Shares at a certain level. Other Expenses and Total Annual Portfolio Operating Expenses, after taking these fee waivers and expense reimbursements into account, are expected to be .23% and .83%, respectively, for Investor A Shares. These fee waivers and expense reimbursements may be revised or cancelled at any time.

Risk/Return Summary                               Bond Index Portfolio

This example will help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The example assumes that you invest $10,000 for the time periods shown, reinvest all of your dividends and distributions, and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

      Example

                      1     3     5     10
                     Year Years Years Years
  Investor A Shares  $491 $685  $894  $1,497
--------------------------------------------

Risk/Return Summary                        Government & Corporate Bond Portfolio

--------------------------------------------------------------------------------
Portfolio Manager

George J. Schupp is the person primarily responsible for the day-to-day management of the Portfolio. Mr. Schupp, FIRMCO's Director of Fixed Income Management, has been with FIRMCO and its affiliates since 1983 and has 7 years of prior investment experience. He has managed the Portfolio since February 1998.
--------------------------------------------------------------------------------
Investment Objective

The Portfolio's investment objective is to seek the highest level of current income consistent with conservation of capital.

Principal Investment Strategies

The Portfolio invests substantially all of its assets in a broad range of debt obligations, including corporate obligations and U.S. Government obligations. Corporate obligations may include bonds, notes, and debentures. U.S. Government obligations may include U.S. Treasury obligations and obligations of certain U.S. Government agencies. The Portfolio also invests in mortgage-backed securities, including Ginnie Maes, Fannie Maes and Freddie Macs. Although the Portfolio invests primarily in the debt obligations of U.S. issuers, it may from time to time invest up to 10% of its total assets in U.S. dollar-denominated debt obligations of foreign corporations and governments.

The Portfolio may only purchase investment grade debt obligations, which are those rated in one of the four highest rating categories by one or more national rating agencies such as Standard & Poor's Ratings Group or Moody's Investors Service, Inc. Under normal market conditions, however, the Portfolio intends to invest at least 65% of its total assets in debt obligations rated in one of the three highest rating categories. Unrated debt obligations will be purchased only if they are determined by the Adviser to be at least comparable in quality at the time of purchase to eligible rated securities. Occasionally, the rating of a security held by the Portfolio may be downgraded to below investment grade. If that happens, the Portfolio does not have to sell the security unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Portfolio.

In making investment decisions, the Adviser considers a number of factors including credit quality, the price of the security relative to that of other securities in its sector, current yield, maturity, yield to maturity, anticipated changes in interest rates and other economic factors, liquidity and the overall quality of the investment.

The remaining maturity (i.e., length of time until an obligation must be repaid) of the obligations held by the Portfolio will vary from one to 30 years. The Portfolio's average weighted maturity will vary from time to time depending on current market and economic conditions and the Adviser's assessment of probable changes in interest rates.

Risk/Return Summary                      Government & Corporate Bond Portfolio

Principal Risk Considerations

The prices of debt securities tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.

Changes in interest rates also may cause certain debt securities held by the Portfolio, including callable securities and mortgage-backed securities, to be paid off much sooner or later than expected. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Portfolio may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease, and the Portfolio may suffer from the inability to invest in higher-yielding securities.

The value of debt securities also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities will fall.

Foreign investments may be riskier than U.S. investments because of currency exchange rate volatility, government restrictions, different accounting standards and political instability. In addition, investments in foreign securities may involve higher costs than investments in U.S. securities, including higher transaction and custody costs as well as the imposition of additional taxes by foreign governments.

The Adviser evaluates the rewards and risks presented by all securities purchased by the Portfolio and how they may advance the Portfolio's investment objective. It is possible, however, that these evaluations will prove to be inaccurate.

Risk/Return Summary                       Government & Corporate Bond Portfolio

Return History

The bar chart and table on this page show the Portfolio's annual returns and long-term performance, thereby giving some indication of the risk of investing in the Portfolio. The bar chart shows how the performance of the Portfolio's Investor A Shares has varied from year to year. The table shows how the Portfolio's average annual returns for one year, five years, ten years and since inception compare to those of a broad-based market index. Both the bar chart and table assume reinvestment of all dividends and distributions. The Portfolio's past performance does not necessarily indicate how it will perform in the future.

--------------------------------------------------------------------------------
Know your index

The Lehman Brothers Aggregate Bond Index is an unmanaged index made up of
Lehman Brothers' Government/Corporate Bond Index, its Mortgage Backed
Securities Index and its Asset Backed Securities Index.
--------------------------------------------------------------------------------
      Investor A Shares
      Year-by-Year Total Returns
      (as of December 31 each year)

                                   [GRAPH]

                               1990     6.46%
                               1991    15.23%
                               1992     5.78%
                               1993     9.07%
                               1994    -2.92%
                               1995    16.73%
                               1996     1.83%
                               1997     8.03%
                               1998     8.67%
                               1999    -2.01%

 The returns for Investor B Shares differed from the returns shown in the bar chart because the two classes bear different expenses. The bar chart does not reflect any sales charges on purchases of the Portfolio's Investor A Shares. If sales charges were included, returns would be lower than those shown.

     Best quarter:   5.60% for the quarter ending June 30, 1995
     Worst quarter:  -2.79% for the quarter ending March 31, 1996

    ---------------------------------------------------------------------------

             Average Annual Total Returns
             for the periods ended December 31, 1999
            -------------------------------------------------------------------

                                                                        Since
                                              1 Year 5 Years 10 Years Inception
                          -----------------------------------------------------
  Investor A Shares
  (with 4.00% sales charge)                   -5.92%  5.61%   6.08%   6.47%/1/
                          -----------------------------------------------------
  Investor B Shares
  (with applicable contingent
  deferred sales charge)                      -7.28%    N/A     N/A   5.05%/1/
                          -----------------------------------------------------
  Lehman Brothers Aggregate
  Bond Index                                  -0.82%  7.73%   7.70%   8.34%/2/
                                                                      7.04%/3/
-------------------------------------------------------------------------------

 /1/ June 15, 1988 for Investor A Shares; March 7, 1995 (date of initial public investment) for Investor B Shares.
 /2/ May 31, 1988.
 /3/ February 28, 1995.

Risk/Return Summary                      Government & Corporate Bond Portfolio

The table on this page shows the fees and expenses that you pay if you buy and hold Investor A Shares or Investor B Shares of the Government & Corporate Bond Portfolio.

      Fees and Expenses

                                                         Investor A Investor B
  Shareholder Fees                                         Shares     Shares
  (fees you pay directly)
  Maximum sales charge (load) to buy shares, shown as a
  % of the offering price                                 4.00%/1/       None
 -----------------------------------------------------------------------------
  Maximum deferred sales charge (load) shown as a % of
  the offering price or sale price, whichever is less         None   5.00%/2/

  Annual Portfolio Operating Expenses
  (expenses that are deducted from the       Investor A Investor B
  Portfolio's assets)                          Shares     Shares
  Management Fees                                 .45%       .45%
 -----------------------------------------------------------------
  Distribution (12b-1) and Service Fees           .30%      1.00%
 -----------------------------------------------------------------
  Other Expenses                               .33%/3/    .33%/3/
 -----------------------------------------------------------------
  Total Annual Portfolio Operating Expenses   1.08%/3/   1.78%/3/
------------------------------------------------------------------

 /1/ Reduced sales charges may be available. See "Distribution
     Arrangements/Sales Charges" below.
 /2/ This amount applies if you sell your shares in the first year after purchase and gradually declines until it is eliminated after six years. After six years, your Investor B Shares will automatically convert to Investor A Shares. See "Distribution Arrangements/Sales Charges" below.
 /3/ Other Expenses and Total Annual Portfolio Operating Expenses for the
     Portfolio's Investor A Shares and Investor B Shares for the current fiscal year are expected to be less than the amounts shown above because certain of the Portfolio's service providers are voluntarily waiving a portion of their fees and/or reimbursing the Portfolio for certain other expenses. These fee waivers and/or reimbursements are being made in order to keep the annual fees and expenses for the Portfolio's Investor A Shares and Investor B Shares at certain levels. Other Expenses and Total Annual Portfolio Operating Expenses, after taking these fee waivers and expense reimbursements into account, are expected to be .23% and .98%, respectively, for Investor A Shares and .23% and 1.68%, respectively, for Investor B shares. These fee waivers and expense reimbursements may be revised or cancelled at any time.

Risk/Return Summary                      Government & Corporate Bond Portfolio

This example will help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The example assumes that you invest $10,000 for the time periods shown, reinvest all of your dividends and distributions, and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, the Portfolio's operating expenses remain the same and your Investor B Shares automatically convert to Investor A Shares after six years. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

      Example

                                                        1     3     5      10
                                                       Year Years Years  Years
  Investor A Shares                                    $506 $730  $  972 $1,664
 ------------------------------------------------------------------------------
  Investor B Shares                                    $681 $860  $1,164 $1,741
  If you hold Investor B Shares, you would pay the
  following expenses if you did not sell your shares:  $181 $560  $  964 $1,741
-------------------------------------------------------------------------------

Risk/Return Summary                              Additional Information on Risk

The principal risks of investing in each Portfolio are described on the previous pages. The following supplements that discussion.

Securities Lending

To obtain interest income, the Portfolios may lend their securities to broker-dealers, banks or institutional borrowers pursuant to agreements requiring that the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. There is the risk that, when lending portfolio securities, the securities may not be available to the Portfolio on a timely basis. Therefore, the Portfolio may lose the opportunity to sell the securities at a desirable price. Additionally, in the event that a borrower of securities would file for bankruptcy or become insolvent, disposition of the securities may be delayed pending court action.

Temporary Defensive Positions

Each Portfolio may temporarily hold investments that are not part of its main investment strategy to try to avoid losses during unfavorable market conditions. These investments may include cash (which will not earn any income), money market instruments and short-term debt securities issued or guaranteed by the U.S. Government or its agencies. This strategy could prevent a Portfolio from achieving its investment objective.

Other Types of Investments

This prospectus describes each Portfolio's principal investment strategies and the particular types of securities in which each Portfolio principally invests. Each Portfolio may, from time to time, make other types of investments and pursue other investment strategies in support of its overall investment goal. These supplemental investment strategies--and the risks involved--are described in detail in the Statement of Additional Information ("SAI"), which is referred to on the back cover of this prospectus.

Year 2000 Risks

Over the past several years, the Adviser and the Portfolios' other major service providers expended considerable time and money in addressing the computer and technology problems associated with the transition to the Year 2000. As a result of those efforts, the Portfolios did not experience any material disruptions in their operations as a result of the transition to the 21st century. The Adviser and the Portfolios' other major service providers are continuing to monitor the Year 2000 or Y2K problem, however, and there can be no assurances that there will be no adverse impact to the Portfolios as a result of future computer-related Y2K difficulties.

Your Account                             Distribution Arrangements/Sales Charges

LOGO FOR YOUR ACCOUNT

Share Classes

Each Portfolio offers Investor A Shares and each Portfolio except the Intermediate Corporate Bond Portfolio and Bond Index Portfolio offers Investor B Shares. The primary difference between the share classes is the sales charge structure and distribution/service fee arrangement.

  Types of Charges           Investor A Shares            Investor B Shares
  Sales Charge (Load)        A front-end sales charge is  A contingent deferred sales
                             assessed at the time of      charge (CDSC) is assessed
                             your purchase.               on shares redeemed within
                                                          six years of purchase.
                                                          Investor B Shares
                                                          automatically convert to
                                                          Investor A Shares six years
                                                          after purchase.
-------------------------------------------------------------------------------------
  Distribution (12b-1) and   Subject to annual            Subject to annual
  Service Fees               distribution and             distribution and
                             shareholder servicing fees   shareholder servicing fees
                             of up to 0.30% of a          of up to 1.00% of a
                             Portfolio's average daily    Portfolio's average daily
                             net assets attributable to   net assets attributable to
                             its Investor A Shares.       its Investor B Shares.
-------------------------------------------------------------------------------------

Your Account                             Distribution Arrangements/Sales Charges

Calculation of Sales Charges

Investor A Shares

                              Sales Charge     Sales Charge      Dealers'
                              as a % of the      as a % of      Reallowance
      Amount of               Offering Price  Net Asset Value    as a % of
     Transaction                Per Share       Per Share      Offering Price
  Less than $50,000               4.00%           4.17%            3.75%
 ----------------------------------------------------------------------------
  $50,000 but less than
   $100,000                       3.50%           3.63%            3.25%
 ----------------------------------------------------------------------------
  $100,000 but less than
   $250,000                       3.00%           3.09%            2.75%
 ----------------------------------------------------------------------------
  $250,000 but less than
   $500,000                       2.50%           2.56%            2.25%
 ----------------------------------------------------------------------------
  $500,000 but less than $1
   million                        2.00%           2.04%            1.75%
 ----------------------------------------------------------------------------
  $1 million or more              0.50%           0.50%            0.40%

--------------------------------------------------------------------------------

The Fund's distributor reserves the right to pay the entire sales charges on purchases of Investor A Shares to dealers. In addition, the Fund's distributor may from time to time implement programs under which a broker-dealer's sales force may be eligible to win nominal awards for certain sales efforts. If any such program is made available to any broker-dealer, it will be made available to all broker-dealers on the same terms. Payments made under such programs are made by the Fund's distributor out of its own assets and not out of the assets of the Portfolios. These programs will not change the price of Investor A Shares or the amount that the Portfolios will receive from such sales.

Your Account                           Distribution Arrangements/Sales Charges

Calculation of Sales Charges

Investor B Shares

For purposes of calculating the CDSC, all purchases made during a calendar month are considered to be made on the first day of that month. The CDSC is based on the value of the Investor B Shares on the date that they are sold or the original cost of the shares, whichever is lower. To keep your CDSC as low as possible each time you sell shares, the Fund will first sell any shares in your account that are not subject to a CDSC. If there are not enough of these, the Fund will sell the shares that have the lowest CDSC.


  Number of      CDSC as a % of
 Years Since     Dollar Amount
  Purchase   Subject to the Charge
  1 or less           5.0%
     1-2              4.0%
     2-3              3.0%
     3-4              3.0%
     4-5              2.0%
     5-6              1.0%
 More than 6          None
---------------------------------------

Sales Charge Reductions

Investor A Shares

You may reduce the sales charge on Investor A Shares through:

 . Rights of Accumulation. You can add the value of the Investor A Shares that you already own in any Portfolio of the Fund that charges a sales load, as well as the value of any existing Class A shares of any other fund in the Firstar family of funds, to your next investment in Investor A Shares for purposes of calculating the sales charge.

 . Quantity Discounts. As the dollar amount of your purchase increases, your sales charge may decrease (see the table on page 26). In addition, the Fund will combine purchases made on the same day by you and your immediate family members when calculating applicable sales charges.

 . Letter of Intent. You can purchase Investor A Shares of any Portfolio of the
  Fund or Class A shares of any fund in the Firstar family of funds that charges a sales load over a 13-month period and pay the same sales charge you would have paid if all shares were purchased at once. The Fund's transfer agent will hold in escrow 5% of your total investment (for payment of a higher sales load in case you do not purchase the full amount indicated on the application) until the full amount is received. To participate, complete the "Letter of Intent" section on your account application.

 . Reinvestment Privilege. You can reinvest some or all of the money that you receive when you sell Investor A Shares of a Portfolio in Investor A Shares of any Portfolio of the Fund or in shares of any other fund in the Firstar family of funds within 60 days without paying a sales charge. You must notify the Fund's transfer agent at the time of your reinvestment that you qualify for this privilege.

Your Account                           Distribution Arrangements/Sales Charges

--------------------------------------------------------------------------------
Purchase of Investor A Shares at Net Asset Value
From time to time, the Fund's distributor may offer investors the option to purchase Investor A Shares at net asset value without payment of a front-end sales charge. To qualify, you must pay for the shares with the redemption proceeds from a non-affiliated mutual fund. In addition, you must have paid a front-end sales charge on the shares you redeem. The purchase of Investor A Shares must occur within 30 days of the prior redemption, and you must show evidence of the redemption transaction. At the time of purchase, your broker-dealer or other financial institution must notify the Fund that your transaction qualifies for a purchase at net asset value.

--------------------------------------------------------------------------------

Sales Charge Waivers

Investor A Shares

In addition, there's no sales charge when you buy Investor A Shares if:

 . You buy shares by reinvesting your dividends and capital gains distributions.

 . You're an officer or director of the Fund (or an immediate family member of any such individual).

 . You're a director, a current or retired employee or a participant in an employee benefit or retirement plan of Firstar Corporation or the Fund's distributor or any of their affiliates (or an immediate family member of any such individual).

 . You're a broker, dealer or agent who has a sales agreement with the Fund's distributor (or an employee or immediate family member of any such individual).

 . You buy shares pursuant to a wrap-free program offered by a broker-dealer or other financial institution.

 . You buy shares with the proceeds of Trust Shares or Institutional Shares of a Portfolio redeemed in connection with a rollover of benefits paid by a qualified retirement or employee benefit plan or a distribution on behalf of any other qualified account administered by Firstar Bank, N.A. or its affiliates or correspondents within 60 days of receipt of such payment.

 . You buy shares through a payroll deduction program.

 . You're an employee of any sub-adviser to the Fund.

 . You were a holder of a Southwestern Bell VISA card formerly issued by Mercantile Bank of Southern Illinois, N.A. and you participated in the Fund's Automatic Investment Plan.

 . You're exchanging Trust Shares of a Portfolio received from the distribution of assets held in a qualified trust, agency or custodian account with Firstar Bank, N.A. or any of its affiliates or correspondents.

 . You're another investment company distributed by the Fund's distributor or its affiliates.

If you think you qualify for any of these waivers, please call the Fund at 1-800-452-2724 before buying any shares.

Your Account                           Distribution Arrangements/Sales Charges

Sales Charge Waivers

Investor B Shares

No CDSC is assessed on redemptions of Investor B Shares if:

 . The shares were purchased with reinvested dividends or capital gains distributions.

 . The shares were purchased through an exchange of Investor B Shares of another
  Portfolio.

 . The redemption represents a distribution from a qualified retirement plan under Section 403(b)(7) of the Internal Revenue Code, due to death, disability or the attainment of a specified age.

 . The redemption is in connection with the death or disability of the shareholder.

 . You participate in the Systematic Withdrawal Plan and your annual withdrawals do not exceed 12% of your account's value.

 . Your account falls below the Portfolio's minimum account size, and the Fund liquidates your account (see page 35).

 . The redemption results from a tax-free return of an excess contribution, pursuant to Section 408(d)(4) or (5) of the Internal Revenue Code.

Distribution and Service Fees

Investor A Shares of the Portfolios pay distribution (12b-1) and shareholder service fees at an annual rate of up to 0.30% of each Portfolio's Investor A Share assets. Investor B Shares of the U.S. Government Securities and Government & Corporate Bond Portfolios pay distribution (12b-1) and shareholder service fees at an annual rate of up to 1.00% of each Portfolio's Investor B Share assets. The Fund has adopted separate distribution and service plans under Rule 12b-1 that allow each Portfolio to pay fees from its Investor A Share or Investor B Share assets for selling and distributing Investor A Shares or Investor B Shares, as the case may be, and for services provided to shareholders. Because 12b-1 fees are paid on an ongoing basis, over time they increase the cost of your investment and may cost more than other sales charges.

Converting Investor B Shares to Investor A Shares

Six years after you buy Investor B Shares of a Portfolio, they will automatically convert to Investor A Shares of the Portfolio. This allows you to benefit from the lower annual expenses of Investor A Shares.

Choosing Between Investor A Shares and Investor B Shares

In deciding whether to buy Investor A Shares or Investor B Shares, you should consider how long you plan to hold the shares. Over time, the higher fees on Investor B Shares may equal or exceed the initial sales charge and fees for Investor A Shares. Investor A Shares may be a better choice if you qualify to have the sales charges reduced or eliminated, or if you plan to sell your shares within one or two years. Consult your financial adviser for help in choosing the appropriate share class.

Your Account                                       Explanation of Sales Price

--------------------------------------------------------------------------------
Business days defined A business day is any day that both the New York Stock Exchange and the Federal Reserve Banks' Fedline System are open for business. Currently, the Fund observes the following holidays: New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day (observed), Independence Day (observed), Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas.
--------------------------------------------------------------------------------
Shares of each class in a Portfolio are sold at their net asset value (NAV) plus, in the case of Investor A Shares, a front-end sales charge, if applicable. This is commonly referred to as the "public offering price."

The NAV for each class of shares of a Portfolio is determined as of the close of regular trading on the New York Stock Exchange (currently 3:00 p.m., Central time) on every business day. The NAV for a class of shares is determined by adding the value of the Portfolio's investments, cash and other assets attributable to a particular share class, subtracting the Portfolio's liabilities attributable to that class and then dividing the result by the total number of shares in the class that are outstanding.

 . Each Portfolio's investments are valued according to market value. When a market quote is not readily available, the security's value is based on "fair value" as determined by FIRMCO under the supervision of the Fund's Board of Directors.

 . If you properly place a purchase order (see "How to Buy Shares" on page 31) that is delivered to the Fund before 3:00 p.m. (Central time) on any business day, the order receives the share price determined for your share class as of 3:00 p.m. (Central time) that day. If the order is received after 3:00 p.m., (Central time) it will receive the price determined on the next business day. You must pay for your shares no later than 3:00 p.m. (Central time) three business days after placing the order, or the order will be cancelled.

Your Account                                               How to Buy Shares

Investing in the Mercantile Taxable Bond Portfolios is quick and convenient. You can purchase Investor A Shares or Investor B Shares in any of the following ways:

                                                     To Open       To Add to
                       Minimum Investments         Your Account  Your Account
                       Regular accounts               $1,000          $50
                       ------------------------------------------------------
                       Sweep program through your
                       financial institution           None          None
                       ------------------------------------------------------
                       Wrap fee program through
                       your financial institution      None          None
                       ------------------------------------------------------
                       Payroll Deduction Program*      None           $25
                       ------------------------------------------------------
                       ConvertiFund*                  $5,000    $1,000 minimum
                                                                account balance
                       ------------------------------------------------------
                       Periodic Investment Plan*       $50            $50
                       ------------------------------------------------------
                       *See Investor Programs below.

 . Through a broker-dealer organization.
  You can purchase shares through any broker-dealer organization that has a sales agreement with the Fund's distributor. The broker-dealer organization is responsible for sending your purchase order to the Fund.

 . Through a financial organization. You can purchase shares through any financial organization that has entered into a servicing agreement with the Fund. The financial organization is responsible for sending your purchase order to the Fund.

 . Directly from the Fund by mail. Just complete an account application and send it, along with a check for at least the minimum purchase amount, to:
  Mercantile Mutual Funds, Inc., c/o Firstar Mutual Fund Services, LLC, P.O.
  Box 3011, Milwaukee, Wisconsin 53201-3011 (via overnight delivery to 615 E. Michigan Street, Milwaukee, Wisconsin 53202). Remember to specify whether you're buying Investor A Shares or Investor B Shares. To make additional investments once you've opened your account, send your check to the address above together with the detachable form that's included with your Fund statement or confirmation of a prior transaction or a letter stating the amount of your investment, the name of the Portfolio you want to invest in and your account number.

In addition, you may call the Fund at 1-800-452-2724 for more information on how to buy shares.

Your Account                                                  How to Sell Shares

--------------------------------------------------------------------------------
Selling recently purchased shares
If you attempt to sell shares you recently purchased with a personal check, the Fund may delay processing your request until it collects payment for those shares. This process may take up to 15 days, so if you plan to sell shares shortly after purchasing them, you may want to consider purchasing shares via electronic transfer to avoid delays.
--------------------------------------------------------------------------------


You can arrange to get money out of your account by selling some or all of your shares. This is known as "redeeming" your shares. You can redeem your shares in the following ways:

 . Through a broker-dealer or other financial organization. If you purchased your shares through a broker-dealer or other financial organization, your redemption order should be placed through the same organization. The organization is responsible for sending your redemption order to the Fund on a timely basis.

 . By mail. Send your written redemption request to: Mercantile Mutual Funds, Inc., c/o Firstar Mutual Fund Services, LLC, P.O. Box 3011, Milwaukee, Wisconsin 53201-3011 (via overnight delivery to 615 E. Michigan Street, Milwaukee, Wisconsin 53202).Your request must include the name of the Portfolio, the number of shares or the dollar amount you want to sell, your account number, your social security or tax identification number and the signature of each registered owner of the account. Your request also must be accompanied by any share certificates that are properly endorsed for transfer. Additional documents may be required for certain types of shareholders, such as corporations, partnerships, executors, trustees, administrators or guardians.

 The Fund's transfer agent may require a signature guarantee unless the redemption proceeds are payable to the shareholder of record and the redemption is either mailed to the shareholder's address of record or electronically transferred to the account designated on the original account application. A signature guarantee helps prevent fraud, and you may obtain one from most banks and broker-dealers. Contact your broker-dealer or other financial organization or the Fund for more information on signature guarantees.

 . By telephone. You may redeem your shares by telephone if you have selected that option on your account application and if there has been no change of address by telephone within the preceding 15 days. Call the Fund at 1-800-452-2724 with your request. You may have your proceeds mailed to your address or transferred electronically to the bank account designated on your account application. If you have not previously selected the telephone privilege, you may add this feature by providing written instructions to the Fund's transfer agent. If you have difficulty getting through to the Fund because of unusual market conditions, consider selling your shares by mail.

You may sell your Portfolio shares at any time. Your shares will be sold at the NAV next determined after the Fund accepts your order (see above). The proceeds of the sale of Investor B Shares will be reduced by the applicable CDSC. Your proceeds ordinarily are sent electronically or mailed by check within three business days. If your account holds both Investor A Shares and Investor B Shares, be sure to specify which shares you are selling. Otherwise, Investor A Shares will be sold first.

Your Account                                          Investor Programs

It's also easy to buy or sell shares of the Portfolios by using one of the programs described below.

Periodic Investment Plan

You may open an account or make additional investments to an existing account for as little as $50 a month with the Fund's Periodic Investment Plan (PIP). Under the PIP (which was formerly known as the Automatic Investment Program), you specify the dollar amount to be automatically withdrawn each month from your bank checking account and invested in your Portfolio account. Purchases of Investor A Shares or Investor B Shares will occur on the day of the month designated by you (or the next business day after the designated day) of each month at the net asset value plus any front-end sales charge, if applicable, next determined on the day the order is effected. To take advantage of the PIP, complete the PIP authorization form included with your account application or contact your broker-dealer or other financial organization.

PIP lets you take advantage of "dollar cost averaging," a long-term investment technique designed to help investors reduce their average cost per share over time. Instead of trying to time the market, you can invest a fixed dollar amount each month. So, you buy fewer Portfolio shares when prices are high and more when prices are low. Because dollar cost averaging involves regular investing over time, regardless of share price, it may not be appropriate for all investors.

In addition, dollar cost averaging does not guarantee a profit or protect against loss in a steadily declining market. To be effective, dollar cost averaging usually should be followed on a sustained, consistent basis. Even then, however, there can be no guarantee of the success of this technique, and it will not prevent a loss if an investor ultimately redeems his or her shares at a price that is lower than the original purchase price.

Exchanges

The exchange privilege enables you to exchange Investor A Shares of one Portfolio for Investor A Shares (or in certain limited circumstances described in the SAI, Trust or Institutional Shares) of another Portfolio and to exchange Investor B Shares of one Portfolio for Investor B Shares of another Portfolio. Just sign up for the exchange privilege on your account application and contact your broker-dealer or other financial organization when you want to exchange shares. You also may exchange shares by telephoning the Fund directly (call 1-800-452-2724) if you have elected this privilege on your account application. The exchange privilege may be exercised only in those states where the class of shares of the Portfolio being acquired may be legally sold.

When exchanging Investor A Shares of a Portfolio that has no sales charge or a lower sales charge for Investor A Shares of a Portfolio with a higher sales charge, you will pay the difference.

You may exchange Investor B Shares without paying a CDSC on the exchange. The holding period of the shares originally held and redeemed will be added to the holding period of the new shares acquired through the exchange.

Shares of the Portfolios also may be exchanged for shares of corresponding classes of the Firstar Funds and the Firstar Stellar Funds. Please read the prospectuses for those Funds before investing.

Your Account                                            Investor Programs

ConvertiFund

This program (which was formerly known as the Automatic Exchange Program) lets you automatically exchange shares of one Portfolio for shares of another Portfolio on a regular basis, as long as the shares are of the same class. Because you're making regular purchases, ConvertiFund enables you to take advantage of dollar cost averaging. (See "Periodic Investment Plan" above.)

To participate, you must make a minimum initial purchase of $5,000 and maintain a minimum account balance of $1,000. In addition, you must complete the authorization form included with your account application or available from your broker-dealer or other financial organization. In order to change instructions with respect to ConvertiFund or to discontinue the program, you must send written instructions to your broker-dealer or other financial organization or to the Fund.

Systematic Withdrawal Plan

If the net asset value of your account equals $10,000 or more, you may take advantage of the Fund's Systematic Withdrawal Plan (SWP). With the SWP (which was formerly known as the Automatic Withdrawal Plan), you can have monthly, quarterly, semi-annual or annual redemptions of at least $50 from your Portfolio account sent to you via check or to your bank account electronically on the day designated by you (or the next business day after the designated day) of the applicable month of withdrawal. No CDSC will be charged on withdrawals of Investor B Shares made through the SWP that don't annually exceed 12% of your account's value.

To participate in the SWP, complete the SWP application included with your account application or contact your broker-dealer or other financial organization. A signature guarantee will be required. You may terminate your participation in the SWP upon 30 days' notice to your broker-dealer or other financial organization or to the Fund.

Payroll Deduction Program

You can make regular investments from your paycheck. The minimum investment is $25 per pay period. Call the Fund at 1-800-452-2724 for an application and further information. The Fund may terminate the program at any time.

Internet Transactions

You generally can request purchases, exchanges and redemptions of Investor A Shares and Investor B Shares of the Portfolios on-line via the Internet after an account is opened. Redemption requests of up to $25,000 will be accepted through the Internet. Payment for shares purchased on-line must be made by electronic funds transfer from your banking institution. To authorize this service, call the Fund's transfer agent at 1-800-452-2724.

The Fund and its agents will not be responsible for any losses resulting from unauthorized on-line transactions when procedures are followed which are designed to confirm that the on-line transaction request is genuine. Statements of accounts shall be conclusive if not objected to in writing within 10 days after transmitted by mail. During periods of significant economic or market change, it may be difficult to reach the Fund on-line. If this happens, you may initiate transactions in your share accounts by mail or otherwise as described above.

Your Account                                      General Transaction Policies

The Fund reserves the right to:

 . Vary or waive any minimum investment requirement.

 . Refuse any order to buy shares.

 . Reject any exchange request.

 . Change or cancel the procedures for selling or exchanging shares by telephone at any time.

 . Redeem all shares in your account if your balance falls below $500. If, within 60 days of the Fund's written request, you have not increased your account balance, you may be required to redeem your shares. The Fund will not require you to redeem shares if the value of your account drops below $500 due to fluctuations in net asset value.

 . Send redemption proceeds within seven days after receiving a request, if an earlier payment could adversely affect a Portfolio.

 . Modify or terminate the Periodic Investment Plan, ConvertiFund and Systematic
  Withdrawal Plan programs at any time.

 . Modify or terminate the exchange privilege after 60 days' written notice to shareholders.

 . Make a "redemption in kind." Under abnormal conditions that may make payment in cash unwise, the Fund may offer partial or complete payment in portfolio securities rather than cash at such securities' then-market-value equal to the redemption price. In such cases, you may incur brokerage costs in converting these securities to cash.

If you elect telephone privileges on the account application or in a letter to the Fund, you may be responsible for any fraudulent telephone orders as long as the Fund has taken reasonable precautions to verify your identity.

Also, your broker-dealer or other financial organization may establish policies that differ from those of the Fund. For example, the organization may charge transaction fees, set higher minimum investments, or impose certain limitations on purchasing or redeeming shares in addition to those identified in this prospectus. Contact your broker-dealer or other financial organization for details.

Distributions and Taxes

Dividends and Distributions

The Portfolios pay their shareholders dividends from the Portfolios' respective net investment income and distribute any net capital gains the Portfolios have realized.

Dividends are declared daily and paid monthly. Shares of the Portfolios earn dividends from the day after the Fund's transfer agent receives a purchase order through the day the transfer agent receives a redemption order for those shares. Capital gains, if any, are distributed for all of the Portfolios at least once a year. It's expected that each Portfolio's annual distributions will normally--but not always--consist primarily of ordinary income rather than capital gains.

Dividends on each share class of the Portfolios are determined in the same manner and are paid in the same amount. However, each share class bears all expenses associated with that particular class. So, because Investor B Shares have higher distribution and service fees than Investor A Shares, the dividends paid to Investor B shareholders will be lower than those paid to Investor A shareholders.

All of your dividends and capital gains distributions with respect to a particular Portfolio will be reinvested in additional shares of the same class unless you instruct otherwise on your account application or have redeemed all shares you held in the Portfolio. In such cases, dividends and distributions will be paid in cash.

Distributions and Taxes

--------------------------------------------------------------------------------
You will be advised at least annually regarding the federal income tax treatment of dividends and distributions made to you. You should save your account statements because they contain information you will need to calculate your capital gains or losses, if any, upon your ultimate sale or exchange of shares in the Portfolios.
--------------------------------------------------------------------------------

Taxation

As with any investment, you should consider the tax implications of an investment in the Portfolios. The following is only a brief summary of some of the important tax considerations generally affecting the Portfolios and their shareholders under current law, which may be subject to change in the future. Consult your tax adviser with specific reference to your own tax situation.

 . Each Portfolio contemplates declaring as dividends each year all or substantially all of its taxable income, including its net capital gain (the excess of long-term capital gain over short-term capital loss). Distributions attributable to the net capital gain of a Portfolio will be taxable to you as long-term capital gain, regardless of how long you have held your shares. Other Portfolio distributions will generally be taxable as ordinary income. You will be subject to income tax on these distributions whether they are paid in cash or reinvested in additional shares.

 . If you purchase shares just prior to a distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."

 . You will recognize a taxable gain or loss on a sale, exchange or redemption of your shares, including an exchange for shares of another Portfolio, based on the difference between your tax basis in the shares and the amount you receive for them. Generally, this gain or loss will be long-term or short-term depending on whether your holding period for the shares exceeds 12 months except that any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent that any capital gains distributions were received with respect to the shares.

 . Distributions on, and sales, exchanges and redemptions of, shares held in an IRA or other tax-qualified plan will not be currently taxable.

 . Shareholders may also be subject to state and local taxes on distributions and redemptions. State income taxes may not apply however, to the portions of each Portfolio's distributions, if any, that are attributable to interest on U.S. Government securities or interest on securities of a particular state and localities within the state.

The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. Shareholders who are nonresident aliens, foreign trusts or estates, or foreign corporations or partnerships, may be subject to different U.S. federal income tax treatment. For more information regarding the taxation of the Portfolios, consult the SAI under the heading "Additional Information Concerning Taxes." You should also consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

Management of the Fund

The Adviser

FIRMCO serves as the investment adviser to each Portfolio as a result of FIRMCO's acquisition of all of the assets and liabilities of the Portfolios' former adviser, Mississippi Valley Advisors Inc. ("MVA"), on March 1, 2000. FIRMCO, with its main office at Firstar Center, 777 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202, has been providing advisory services since 1986. As of December 31, 1999, FIRMCO had approximately $35.3 billion in assets under management.

FIRMCO, subject to the general supervision of the Fund's Board of Directors, is responsible for the day-to-day management of the Portfolios in accordance with each Portfolio's respective investment objective and policies. This includes making investment decisions, buying and selling securities and overseeing the administration and recordkeeping for each Portfolio.

In exchange for these services, FIRMCO receives an investment advisory fee, which is calculated daily and paid monthly, according to the average daily net assets of each Portfolio. For the fiscal year ended November 30, 1999, the Portfolios paid MVA advisory fees as follows:

                        Investment advisory fees
      Portfolio            as a % of net assets
                        -------------------------
U.S. Government
 Securities Portfolio                  .45%
                        -------------------------
Intermediate Corporate
 Bond Portfolio                        .55%
                        -------------------------
Bond Index Portfolio                   .30%
                        -------------------------
Government & Corporate
 Bond Portfolio                        .45%
-------------------------------------------------

Financial Highlights

Introduction

The financial highlights tables presented below are intended to help you understand the financial performance of each Portfolio's Investor A Shares and/or Investor B Shares for the past five years (or, if shorter, the period since the Portfolio began operations or the particular shares were first offered). Certain information reflects the financial results for a single Investor A Share or Investor B Share in each Portfolio. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in either Investor A Shares or Investor B Shares, assuming reinvestment of all dividends and distributions. This information has been audited by KPMG LLP, independent auditors, whose report, along with the Portfolios' financial statements, are included in the Fund's Annual Report to Shareholders, and are incorporated by reference into the SAI.

Financial Highlights                        U.S. Government Securities Portfolio

                                            Investor A Shares
                                         (For a Share outstanding
                                         throughout each period)
                                         Year Ended November 30,
                                     1999    1998    1997    1996    1995
  Net Asset Value, Beginning of
   Period                           $10.74  $10.62  $10.67  $10.85  $10.05
 ------------------------------------------------------------------------------
  Investment Activities
   Net investment income              0.54    0.57    0.60    0.62    0.64
   Net realized and unrealized
    gains (losses) from
    investments                      (0.40)   0.12   (0.07)  (0.15)   0.80
 ------------------------------------------------------------------------------
   Total from Investment
    Activities                        0.14    0.69    0.53    0.47    1.44
 ------------------------------------------------------------------------------
  Distributions
   Net investment income             (0.54)  (0.57)  (0.58)  (0.62)  (0.64)
   In excess of net realized gains     --      --      --    (0.03)    --
 ------------------------------------------------------------------------------
   Total Distributions               (0.54)  (0.57)  (0.58)  (0.65)  (0.64)
 ------------------------------------------------------------------------------
  Net Asset Value, End of Period    $10.34  $10.74  $10.62  $10.67  $10.85
 ------------------------------------------------------------------------------
   Total Return (excludes sales
    charge)                           1.37%   6.66%   5.20%   4.57%  14.66%
  Ratios/Supplementary Data:
   Net Assets at end of period
    (000)                           $4,620  $4,664  $5,181  $7,153  $8,179
   Ratio of expenses to average
    net assets                        0.98%   0.97%   0.97%   0.97%   0.97%
   Ratio of net investment income
    to average net assets             5.15%   5.35%   5.56%   5.82%   6.05%
   Ratio of expenses to average
    net assets*                       1.09%   1.07%   1.07%   1.07%   1.07%
   Portfolio turnover**              26.17%  54.57% 100.33%  53.76%  93.76%
--------------------------------------------------------------------------------

   * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
  ** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

Financial Highlights                        U.S. Government Securities Portfolio

                                     Investor B Shares
                            (For a Share outstanding throughout
                                       each period)
                                  Year Ended November 30,
                                                                 March
                                                                  1,
                                                                1995 to
                                                                 Nov.
                                                                  30,
                             1999      1998      1997    1996   1995(a)
  Net Asset Value,
   Beginning of Period      $10.74    $10.61    $10.66  $10.84  $10.34
 -------------------------------------------------------------------------
  Investment Activities
   Net investment income      0.47(d)   0.50(d)   0.51    0.55    0.31
   Net realized and
    unrealized gains
    (losses) from
    investments              (0.38)     0.13     (0.05)  (0.15)   0.50
 -------------------------------------------------------------------------
   Total from Investment
    Activities                0.09      0.63      0.46    0.40    0.81
 -------------------------------------------------------------------------
  Distributions
   Net investment income     (0.47)    (0.50)    (0.51)  (0.55)  (0.31)
   In excess of net
    realized gains             --        --        --    (0.03)    --
 -------------------------------------------------------------------------
   Total Distributions       (0.47)    (0.50)    (0.51)  (0.58)  (0.31)
 -------------------------------------------------------------------------
  Net Asset Value, End of
   Period                   $10.36    $10.74    $10.61  $10.66  $10.84
 -------------------------------------------------------------------------
   Total Return (excludes
    redemption charge)        0.86%     6.02%     4.47%   3.85%  12.85%(b)
  Ratios/Supplementary
   Data:
   Net Assets at end of
    period (000)            $  282    $  149    $  466  $  359  $   41
   Ratio of expenses to
    average net assets        1.68%     1.67%     1.67%   1.66%   1.68%(c)
   Ratio of net investment
    income to average net
    assets                    4.47%     4.67%     4.84%   5.06%   5.37%(c)
   Ratio of expenses to
    average net assets*       1.79%     1.77%     1.77%   1.76%   1.78%(c)
   Portfolio turnover**      26.17%    54.57%   100.33%  53.76%  93.76%
--------------------------------------------------------------------------

   * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
  ** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.
  (a) Period from commencement of operations.
  (b) Represents the total return for Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for Investor B Shares from March 1, 1995 to November 30, 1995.
  (c) Annualized.
  (d) Per share net investment income has been calculated using the daily average share method.

Financial Highlights                    Intermediate Corporate Bond Portfolio

                                                  Investor A Shares
                                               (For a Share outstanding
                                               throughout each period)
                                           Year Ended       February 10, 1997
                                          November 30,              to
                                           1999     1998   November 30, 1997(a)
  Net Asset Value, Beginning of Period    $10.30   $10.11         $10.00
 ------------------------------------------------------------------------------
  Investment Activities
   Net investment income                    0.57     0.60           0.52
   Net realized and unrealized gains
    (losses) from investments              (0.74)    0.30           0.11
 ------------------------------------------------------------------------------
   Total from Investment Activities        (0.17)    0.90           0.63
 ------------------------------------------------------------------------------
  Distributions
   Net investment income                   (0.57)   (0.60)         (0.52)
   Net realized gains                        --     (0.11)           --
   In excess of net realized gains         (0.01)     --             --
 ------------------------------------------------------------------------------
   Total Distributions                     (0.58)   (0.71)         (0.52)
 ------------------------------------------------------------------------------
  Net Asset Value, End of Period          $ 9.55   $10.30         $10.11
 ------------------------------------------------------------------------------
   Total Return (excludes sales charge)    (1.65)%   9.32%          6.48%(b)
  Ratios/Supplementary Data:
   Net Assets at end of period (000)      $  436   $  284         $  277
   Ratio of expenses to average net
    assets                                  1.09%    0.89%          0.58%(c)
   Ratio of net investment income to
    average net assets                      5.78%    5.92%          6.52%(c)
   Ratio of expenses to average net
    assets*                                 1.19%    1.19%          1.31%(c)
   Portfolio turnover**                    25.71%    9.65%         61.98%
--------------------------------------------------------------------------------

   * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
  ** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.
  (a) Period from commencement of operations.
  (b) Not annualized.
  (c) Annualized.

Financial Highlights                                     Bond Index Portfolio

                                            Investor A Shares
                            (For a Share outstanding throughout each period)
                                                                     February 10, 1997
                            Year Ended November 30,                         to
                               1999               1998             November 30, 1997(a)
  Net Asset Value,
   Beginning of Period      $          10.45   $          10.17         $          10.00
 -------------------------------------------------------------------------------------------
  Investment Activities
   Net investment income                0.56               0.61                     0.50
   Net realized and
    unrealized gains
    (losses) from
    investments                        (0.65)              0.31                     0.17
 -------------------------------------------------------------------------------------------
   Total from Investment
    Activities                         (0.09)              0.92                     0.67
 -------------------------------------------------------------------------------------------
  Distributions
   Net investment income               (0.57)             (0.61)                   (0.50)
   Net realized gains                  (0.04)             (0.03)                     --
   In excess of net
    realized gains                     (0.01)               --                       --
 -------------------------------------------------------------------------------------------
   Total Distributions                 (0.62)             (0.64)                   (0.50)
 -------------------------------------------------------------------------------------------
  Net Asset Value, End of
   Period                   $           9.74   $          10.45         $          10.17
 -------------------------------------------------------------------------------------------
   Total Return (excludes
    sales charge)                      (0.90)%             9.36%                    6.93%(b)
  Ratios/Supplementary
   Data:
   Net Assets at end of
    period (000)            $          1,074   $            364         $             55
   Ratio of expenses to
    average net assets                  0.83%              0.77%                    0.54%(c)
   Ratio of net investment
    income to average net
    assets                              5.65%              5.81%                    6.71%(c)
   Ratio of expenses to
    average net assets*                 0.93%              0.93%                    0.95%(c)
   Portfolio turnover**                21.88%             33.37%                   46.16%
--------------------------------------------------------------------------------

   * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
  ** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.
  (a)  Period from commencement of operations.
  (b)  Not annualized.
  (c)  Annualized.

Financial Highlights                     Government & Corporate Bond Portfolio

                                            Investor A Shares
                            (For a Share outstanding throughout each period)
                                         Year Ended November 30,
                              1999        1998       1997       1996       1995
  Net Asset Value,
   Beginning of Period      $   10.72   $   10.35  $   10.34  $   10.53  $    9.64
 ----------------------------------------------------------------------------------
  Investment Activities
   Net investment income         0.57        0.57       0.56       0.64       0.61
   Net realized and
    unrealized gains
    (losses) from
    investments                 (0.69)       0.37       0.01      (0.19)      0.89
 ----------------------------------------------------------------------------------
   Total from Investment
    Activities                  (0.12)       0.94       0.57       0.45       1.50
 ----------------------------------------------------------------------------------
  Distributions
   Net investment income        (0.56)      (0.57)     (0.56)     (0.64)     (0.61)
   Net realized gains           (0.13)        --         --         --         --
   In excess of net
    realized gains              (0.07)        --         --         --         --
 ----------------------------------------------------------------------------------
   Total Distributions          (0.76)      (0.57)     (0.56)     (0.64)     (0.61)
 ----------------------------------------------------------------------------------
  Net Asset Value, End of
   Period                   $    9.84   $   10.72  $   10.35  $   10.34  $   10.53
 ----------------------------------------------------------------------------------
   Total Return (excludes
    sales charge)               (1.13)%      9.31%      5.78%      4.51%     15.98%
  Ratios/Supplementary
   Data:
   Net Assets at end of
    period (000)            $   3,878   $   4,927  $   4,774  $   4,915  $   5,496
   Ratio of expenses to
    average net assets           0.97%       0.96%      0.95%      0.95%      0.95%
   Ratio of net investment
    income to average net
    assets                       5.54%       5.41%      5.46%      6.06%      6.03%
   Ratio of expenses to
    average net assets*          1.08%       1.06%      1.05%      1.05%      1.05%
   Portfolio turnover**         38.29%      91.14%    140.72%    149.20%     59.32%
--------------------------------------------------------------------------------

   * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
  ** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

Financial Highlights                       Government & Corporate Bond Portfolio

                                           Investor B Shares
                                (For a Share outstanding throughout each
                                                period)
                                                               March 1, 1995 to
                                Year Ended November 30,          November 30,
                               1999     1998    1997    1996       1995(a)
  Net Asset Value, Beginning
   of Period                  $10.75   $10.37  $10.34  $10.53       $ 9.92
 ------------------------------------------------------------------------------
  Investment Activities
   Net investment income        0.49     0.50    0.49    0.57         0.38
   Net realized and
    unrealized gains
    (losses)
    from investments           (0.69)    0.38    0.03   (0.19)        0.61
 ------------------------------------------------------------------------------
   Total from Investment
    Activities                 (0.20)    0.88    0.52    0.38         0.99
 ------------------------------------------------------------------------------
  Distributions
   Net investment income       (0.49)   (0.50)  (0.49)  (0.57)       (0.38)
   Net realized gains          (0.13)     --      --      --           --
   In excess of net realized
    gains                      (0.07)     --      --      --           --
 ------------------------------------------------------------------------------
   Total Distributions         (0.69)   (0.50)  (0.49)  (0.57)       (0.38)
 ------------------------------------------------------------------------------
  Net Asset Value, End of
   Period                     $ 9.86   $10.75  $10.37  $10.34       $10.53
 ------------------------------------------------------------------------------
   Total Return (excludes
    redemption charge)         (1.90)%   8.65%   5.26%   3.79%       15.27%(b)
  Ratios/Supplementary Data:
   Net Assets at end of
    period (000)              $  712   $  662  $  545  $  511       $  106
   Ratio of expenses to
    average net assets          1.67%    1.66%   1.65%   1.65%        1.65%(c)
   Ratio of net investment
    income to average
    net assets                  4.85%    4.70%   4.84%   5.37%        5.19%(c)
   Ratio of expenses to
    average net assets*         1.78%    1.76%   1.75%   1.75%        1.75%(c)
   Portfolio turnover**        38.29%   91.14% 140.72% 149.20%       59.32%
--------------------------------------------------------------------------------

  * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
 ** Portfolio is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.
 (a)  Period from commencement of operations.
 (b) Represents the total return for Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for Investor B Shares from March 1, 1995 to November 30, 1995.
 (c)  Annualized.

Where to find more information

You'll find more information about the Portfolios in the following documents:

Annual and semi-annual reports
The Fund's annual and semi-annual reports contain information about each Portfolio and a discussion about the market conditions and investment strategies that had a significant effect on each Portfolio's performance during the last fiscal year.

Statement of Additional Information (SAI)
The SAI contains detailed information about the Portfolios and their policies. By law, it's incorporated by reference into (considered to be part of) this prospectus.

You can get a free copy of these documents, request other information about the Portfolios and make shareholder inquiries by calling the Fund at 1-800-452-2724 or by writing to:

Mercantile Mutual Funds, Inc.
c/o Firstar Mutual Fund Services, LLC
615 E. Michigan Street
P.O. Box 3011
Milwaukee, WI 53201-3011

If you buy your shares through a broker-dealer or other financial institution, you may contact your institution for more information.

You can write to the Securities and Exchange Commission (SEC) Public Reference Section and ask them to mail you information about the Portfolios, including the SAI. They'll charge you a fee for this service. You can also visit the SEC Public Reference Room and copy the documents while you're there. For more information about the operation of the Public Reference Room, call the SEC.

Public Reference Section of the SEC
Washington, D.C. 20549-0102
1-202-942-8090

Reports and other information about the Portfolios are also available on the EDGAR database on the SEC's website at http://www.sec.gov. Copies of this
                                       -------------------
information may also be obtained, after paying a duplicating fee, by electronic request to the SEC's e-mail address at publicinfo@sec.gov.
                                       -------------------



The Fund's Investment Company Act File No. is 811-3567

Form #MFINVTBP-00